Item 1.        Change of Control.  NONE.

Item 2. Acquisition or Disposition of Assets. The Registrant has signed and entered into a contract for the acquisition of all outstanding shares of common stock ("Stock Purchase Agreement") of a closely held Connecticut corporation known as United Laser Systems, Inc. ("ULS"), which is the successor corporation to United Laser Systems, LLC. ULS acquired all assets and assumed all liabilities of United Laser Systems, LLC as of April 17, 1996 and prior to signing the Stock Purchase Agreement.

               The closing of Registrant's acquisition of ULS's stock under the Stock Purchase Agreement is to take place within 10 days after receipt by the Registrant of audited financial statements for ULS's predecessor, United Laser Systems, LLC for its 1995 tax year. The Registrant anticipates receipt of such audited financial statements on or about May 31, 1996. A copy of such Stock Purchase Agreement, containing pro-forma financial information of the acquired company, is attached hereto as an exhibit. Upon completion of the closing of the Stock Purchase Agreement, ULS will be and became, and will continue its operations as, a wholly owned subsidiary of the Registrant.

               The Stock Purchase Agreement provides for the reversal and avoidance of the acquisition if either of the following conditions subsequent occurs: (i) the Registrant is unable to raise $150,000 as working capital funds for the operations of ULS as a subsidiary of the Registrant within 90 days after the receipt by Registrant of audited financial statements for ULS's predecessor, United Laser Systems, LLC; and (ii) within 20 days after the execution of delivery of the Stock Purchase Agreement, either party determines that the financial and other information exchanged between the Registrant and ULS in furtherance of the Agreement is contrary to the representations made in the Stock Purchase Agreement by ULS and/or the Registrant.

Item 3.        Bankruptcy or Receivership.  NONE.

Item 4.        Changes in Registrant's Certifying Accountants.  NONE.

Item 5.        Other Events.   On or about March 31, 1996, the
               Registrant issued eleven separate options for the purchase of its common stock, which shall be "restricted securities" as defined in Rule 144(a)(3) of the General Rules under the Securities Act of 1933, as amended, to the individuals and corporations whose names and addresses are shown on the attached Schedule I. These options were granted by the Registrant (though not issued) on varying dates between January 2, 1996 and March 31, 1996 and are referred to and described in Item 7 of the Registrant's Form 10-K for its fiscal year ended December 31, 1995, as a basis for an increase of Registrant's liquidity upon their exercise by the owners of such options.

               As of May 1, 1996, the Registrant changed the address of its principal office, which is now located at 115 E. Boca Raton Road, Boca Raton, FL 33432.

Item 6.        Resignation of Directors.  NONE.

Item 7. Financial Statements and Exhibits. It is impracticable to provide the financial statements for the business of ULS, the acquisition of which will be completed upon the closing of the Stock Purchase Agreement referred to and described in Item 2 above without unreasonable effort or great expense at the time of filing the original of this Form 8-K. Registrant anticipates that the required financial statements will be filed with the Commission on or about May 31, 1996 when Registrant receives the same pursuant to the Stock Purchase Agreement. The unaudited, pro-forma financial statements of ULS are attached hereto as part of the Stock Purchase Agreement included in composite Exhibit A hereto.

Item 8.        Change in Fiscal Year.  NONE.

       IN WITNESS WHEREOF, pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed in the name and on behalf of the Registrant in the City of Boca Raton, State of Florida on this 10th day of May, 1996.


Physicians Laser Services, Inc.
f/k/a Ex-Cel Resources, Inc.



By:/s/ Raymond F. Stack
   Raymond F. Stack, president

                                          SCHEDULE I


Gary L. and Karen Waterman
5238 Windsor Park Drive
Boca Raton, FL 33496
5,000 at $1.00 per share

Americo and Barbara Centocanti
706 Tyler Street
Hollywood, FL 33019
5,000 at $1.00 per share

Richard Bentancourt
6183 S.W. 6th Street
Margate, FL 33068
7,500 at $1.00 per share

Roman and Ofra Fisher
705 Poinciana Drive
Fort Lauderdale, FL 33301
40,000 at $0.25 per share
50,000 at $0.50 per share

Euro Atlantic Securities, Inc.
4800 N. Federal Highway
Suite 303A
boca Raton, FL 33431
25,000 at $2.00 per share

Kathleen and Fred Windridge
2 Isla Bahia Terrace
Fort Lauderdale Beach, FL
50,000 at $1.00 per share

Margaret Cousineau
3400 Gulfshore Blvd.
Naples, FL 33940
1,000 at $1.00 per share

Patrick G. Farnand
100 Ferndale Green
Wyazata, MN 55391
10,000 at $1.00 per share

Brian C. Smith
1606 N.E. 18th Avenue
Fort Lauderdale, FL 33305
100,000 at $1.00 per share

Michael Nissenbaum
1811 S.E. 21st Avenue
Pompano Beach, FL 33062
5,000 at $1.00 per share

Dorothy A. Ison
121 St. Croix Avenue
Cocoa Beach, FL 32931
2,000 at $1.00 per share